                                                                    Exhibit 23.1

                        Consent of Independent Accounts

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92281) of HealthCentral.com of our report dated February 1, 2000 relating to the consolidated financial statements appearing in HealthCentral.com's Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
San Jose, California
March 8, 2000